Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Reports Financial Results for the Three Months Ended September 30, 2010 and Announces Investor Conference Call

CARLSBAD, Calif.—(MARKET WIRE)—November 15, 2010. Orange 21 Inc. (OTCBB:ORNG), a leading designer, producer and distributor of sunglasses, prescription eyewear, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and lifestyle markets, today announced financial results for the quarter ended September 30, 2010.

Consolidated net sales decreased 6% to $8.2 million for the three months ended September 30, 2010 from $8.8 million for the three months ended September 30, 2009.

Consolidated net loss decreased to $0.9 million for the three months ended September 30, 2010 from $1.1 million for the three months ended September 30, 2009. The three months ended September 30, 2010 included approximately $0.4 million in additional direct operating expenses related to the addition of the Margaritaville™ and Melodies by MJB™ eyewear brands for which there were minimal sales during the period. There were no such expenses during the comparable period in 2009.

“We experienced a challenging quarter given the lack of sun in Southern California this summer, which negatively affected our net sales” commented Stone Douglass, the Company’s Chief Executive Officer. “Gross margins increased to 47% for the three months ended September 30, 2010 from 33% during the comparable period in 2009, aided by more effective sourcing in Asia as well as improved operations and a more favorable Euro to U.S. Dollar exchange rate on purchases from LEM, our manufacturing subsidiary in Italy. We are especially pleased that these results were achieved even though we had substantial direct and indirect additional operating costs related to our two newest brands, Margaritaville™ and Melodies by MJB™, for which there have been minimal sales during this period. Our Melodies by MJB™ line began to sell in stores and online at www.melodiesbymjb.com during September and was promoted in cities that Mary J. Blige was touring. We expect our Margaritaville™ line to launch the later part of November in select stores and online at www.margaritavilleeyewear.com.”

Investor Conference Call

We invite you to join us for an investor conference call on Wednesday, November 17, 2010 at 1:30, p.m. Pacific Time. The dial-in number for the call in North America is 1-866-730-5770 and 1-857-350-1594 for international callers. The participant pass code is 60970034. The call will also be webcast live on the internet and can be accessed by logging onto www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on November 17, 2010. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 27158016.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands Spy Optic™, O’Neill™, Margaritaville™ and Melodies by MJB™.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: delays in the launch of the Margaritaville™ line in stores or online, the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

A. Stone Douglass, Chief Executive Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets
Cash	$710	$654
Accounts receivable, net	5,051	5,886
Inventories, net	10,935	7,759
Prepaid expenses and other current assets	813	1,036
Income taxes receivable	3	56

Total current assets	17,512	15,391
Property and equipment, net	4,206	4,892
Intangible assets, net of accumulated amortization of $780 and $714 at September 30, 2010 and December 31, 2009, respectively	217	296
Other long-term assets	78	92

Total assets	$22,013	$20,671

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$2,626	$3,750
Current portion of capital leases	423	395
Current portion of notes payable	3,800	723
Accounts payable	6,055	5,431
Accrued expenses and other liabilities	3,640	3,350
Income taxes payable	65	—

Total current liabilities	16,609	13,649
Capitalized leases, less current portion	592	812
Notes payable, less current portion	114	308
Deferred income taxes	404	404

Total liabilities	17,719	15,173
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 11,970,197 and 11,903,943 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	1	1
Additional paid-in-capital	40,856	40,515
Accumulated other comprehensive income	790	874
Accumulated deficit	(37,353)	(35,892)

Total stockholders’ equity	4,294	5,498

Total liabilities and stockholders’ equity	$22,013	$20,671

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net sales	$8,224	$8,776	$26,020	$25,313
Cost of sales	4,353	5,915	12,918	14,635

Gross profit	3,871	2,861	13,102	10,678
Operating expenses:
Sales and marketing	2,268	1,781	6,537	5,463
General and administrative	1,812	1,655	5,667	5,838
Shipping and warehousing	235	255	802	765
Research and development	375	292	1,186	803

Total operating expenses	4,690	3,983	14,192	12,869

Loss from operations	(819)	(1,122)	(1,090)	(2,191)
Other income (expense):
Interest expense	(160)	(70)	(397)	(235)
Foreign currency transaction gain	85	110	76	293
Other income (expense)	20	(3)	84	(1)

Total other income (expense)	(55)	37	(237)	57

Loss before provision for income taxes	(874)	(1,085)	(1,327)	(2,134)
Income tax provision	58	51	134	60

Net loss	$(932)	$(1,136)	$(1,461)	$(2,194)

Net loss per share of Common Stock
Basic	$(0.08)	$(0.10)	$(0.12)	$(0.19)

Diluted	$(0.08)	$(0.10)	$(0.12)	$(0.19)

Shares used in computing net loss per share of Common Stock
Basic	11,961	11,865	11,948	11,291

Diluted	11,961	11,865	11,948	11,291